UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 24, 2016

PZENA INVESTMENT MANAGEMENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33761	20-8999751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

320 Park Avenue, 8th Floor, New York, New York	10022
(Address of Principal Executive Offices)	Zip Code

Registrant’s Telephone Number, Including Area Code: (212) 355-1600

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

 The Annual Meeting of Stockholders of Pzena Investment Management, Inc. was held in New York, New York on May 24, 2016. At that meeting, the stockholders considered and acted upon the following proposals:

Proposal 1: Election of Directors. By the vote reflected below, the stockholders elected the following individuals as directors to hold office until the 2017 Annual Meeting of Stockholders of the Company:

Director	Class A Shares “For”	Class B Shares “For”	Class A Shares “Withheld”	Class B Shares “Withheld”
Richard S. Pzena	8,786,425	235,316,695	206,930	0
John P. Goetz	8,518,366	235,316,695	474,989	0
William L. Lipsey	8,513,366	235,316,695	479,989	0
Steven M. Galbraith	8,292,556	235,316,695	700,799	0
Joel M. Greenblatt	8,258,150	235,316,695	735,205	0
Richard P. Meyerowich	8,294,407	235,316,695	698,948	0
Charles D. Johnston	8,292,352	235,316,695	701,003	0

Proposal 2: Ratification of Independent Auditors. The stockholders voted to ratify the appointment of KPMG LLP as independent auditors for the Company for its fiscal year ending December 31, 2016. Voting was as follows:

	FOR	AGAINST	ABSTAIN
Class A common stock	12,143,689	3,987	53,365
Class B common stock	235,316,695	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pzena Investment Management, Inc.

Dated: May 27, 2016	By:	/s/Joan Berger
Name: Joan Berger
Title: General Counsel